Investor Presentation September 2022 Transcending the limitations of the immune system Exhibit 99.3

This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this presentation that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning, among other things, the future of the COVID-19 landscape including the expectation of continued evolution and emergence of new variants and subvariants; our ongoing research and clinical development plans; the timing, progress and results of our preclinical studies and clinical trials of our product candidates; the initiation, modification and completion of studies or trials and related preparatory work; the period during which the results of our clinical trials and other studies and research activities will become available, and our research and development programs; our ability to obtain and maintain regulatory approvals for our product candidates; our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use; our expectations regarding the scope of any approved indication for our product candidates; our ability to successfully commercialize our product candidates; our ability to leverage our platform to identify and develop future product candidates in additional areas of need; our ability to identify patients with the diseases treated by our product candidates and to enroll these patients in our clinical trials; our manufacturing capabilities and strategy; the anticipation of ongoing discussions with health authorities; the potential for an emergency use authorization in the U.S. or other regulatory approval; our plans, technology and resources to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and influenza, in the U.S. and globally; our belief in the potential to discover and develop pipeline candidates as potent and durable antibodies or combination of antibodies for COVID-19; and other statements that are not historical fact. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation, the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of our product candidates or combination of candidates based on neutralizing activity in pre-clinical studies; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our clinical trials; whether our product candidates or combination of candidates are able to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; whether we are able to successfully submit an emergency use authorization in the future, and the outcome of any such emergency use authorization submission; whether research and development efforts will improve efficacy of our product candidates against predominant variants or identify additional monoclonal antibodies or combination of antibodies for the prevention and treatment of COVID-19 and other infectious diseases; whether research and development efforts will identify and result in safe and effective therapeutic or preventative options for other infectious diseases in the U.S. or globally and whether we have adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the “SEC”), and in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this presentation are made as of this date, and we undertake no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law. This presentation contains industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. We do not undertake to update such data after the date of this presentation. © 2022 Invivyd, Inc., Invivyd and the Invivyd logo are trademarks of Invivyd, Inc. Forward Looking Statements

A Fresh Start What’s in the name? New Company and Board leadership, aligned with shareholders Substantial drug development and industry expertise brought to bear Company rapidly deploying best-in-class technology with an evolved strategy New name, renewed energy, major promise Validated Platform Viral Evolution Infectious Disease Infinite Invivyd and the Invivyd logo are trademarks of Invivyd, Inc.

Invivyd: Transcending the Limitations of the Immune System Engineered antibodies designed to protect humans from serious viral diseases, starting with COVID-19 Engineered antibodies To transcend the limits of naturally occurring immunity and provide superior protection from viral diseases Discovery platform Integrates evolutionary virology, predictive modeling, and antibody engineering to generate high-quality, long-lasting antibodies with high barrier to viral escape Initial focus on COVID-19 treatment and prevention Growing number of antibodies aiming to provide broader, more dynamic coverage and overcome the challenge of viral evolution Iterative platform strategy Near-term COVID-19 focus, with plans to expand into influenza and other respiratory viruses Multiple potential catalysts in next 18 months Initiation and data readouts expected from clinical trials of NVD200 for prevention and treatment of COVID-19

The Problem The immune system lacks sufficient response to many respiratory viruses, including SARS-CoV-2 COVID-19 inflicts an unacceptable burden on humankind even with vaccines and therapeutics The human immune response to vaccination and infection has kept us alive but at continued risk Mucosal immunity induced by infection and vaccination is weak and short-lived Oral antivirals have limitations (e.g., presymptomatic infection, adherence, viral rebound) Available mAbs are largely based on common human immune repertoires, making them susceptible to loss of activity through mutational escape  To be safe and well, we require higher quality, more durable protection than our immune systems can produce in response to vaccination or infection There is an antibody titer gap between normal human immune response and the antibodies we need for safety, wellness and normal functioning

The Invivyd Solution An integrated discovery platform aiming to continuously yield high-quality antibodies designed for breadth, potency, and higher barrier to viral escape Unique capability to combat viral evolution through discovery platform Explore expanses of the antibody universe beyond the common repertoire to: Find candidates that target sites not under immune pressure to mutate Predict viral evolution and anticipate future variants Engineer to optimize across potency, breadth, half-life Potential to address a broad array of viral infectious diseases Antibodies designed for prevention and treatment Generate continuous stream of candidates to flex and adapt as the virus mutates

COVID-19 Prevention and Treatment Represents a $95 Billion Market in 2022 Vaccines $ 60B Antivirals $ 30B mAbs $ 5B Source: Data compiled from 2020-2022 revenues from company earnings calls; 2023-2025 forecasted revenues from Global Data report “COVID-19 Sector Forecast: H1 2022, Global Analyst Consensus Sales Forecast,” June 2022

Significant Need for Differentiated Approaches to Prevention and Treatment

Large Prevention Market

- 54 million people in U.S. aged 65+[1]
- 20 million immunocompromised in U.S. with 11 million moderate to severe[2]
- 115 million adults in U.S. with comorbidities[3]
- Potential PrEP* population of ~25 million across U.S., EU and Canada[4]
- Potential as vaccine alternative with more durable protection

Treatments for Serious Disease Needed

- More than 6.4 million deaths globally to date[5]
  - 1 million+ in U.S.[5]
- **Even with vaccination, 1 million+ deaths in 2022 alone[6]**
- 4,500+ hospitalizations daily in U.S. (as of September 2022)[7]
- COVID-19 deaths have contributed to U.S. life expectancy drop of 6.6 years in last two years for some ethnic minorities[8]

*Pre-Exposure Prophylaxis

Sources:
1. www.census.gov
2. Health Advances epidemiological estimate
3. www.census.gov and https://wwwnc.cdc.gov/eid/article/26/8/20-0679_article
4. Health Advances Epidemiological Analysis completed Jan. 2022
5. https://covid19.who.int/
6. https://covid19.healthdata.org/global?view=cumulative-deaths&tab=trend
7. https://covid.cdc.gov/covid-data-tracker/#datatracker-home

8

INVIVYD

mAbs Providing Extended Protection Offer a Compelling Alternative for the Vulnerable or Unvaccinated

ONLY 68% of **U.S. adults** fully vaccinated for coronavirus as of Sept. 2022[1]; protection waning constantly

20% of all U.S. adults strongly opposed vaccination[4]; **OF THOSE**

20% said they would be interested in a mAb[5]

ONLY 55% of people **aged 50+** with a past COVID-19 vaccine said they're very likely to get a fall booster[2]

40% of parents **do not** intend to vaccinate their children <12 years old[6]

~10% of physicians would **exclusively use mAb** approach for their moderate/severe immunocompromised patients[3]

ONLY 2.8% of children **under age 5** have been vaccinated[7]

Sources:
1. https://usafacts.org/visualizations/covid-vaccine-tracker-states
2. https://ihpi.umich.edu/sites/default/files/2022-08/NPHA-poll-extra_covid-boosters-annotated-questionnaire_08082022-v3.pdf
3. Internal market research
4. Internal market research
5. Internal market research
6. https://www.kff.org/coronavirus-covid-19/poll-finding/kff-covid-19-vaccine-monitor-july-2022/
7. https://www.kff.org/coronavirus-covid-19/issue-brief/covid-19-vaccination-rates-among-children-under-5-have-peaked-and-are-decreasing-just-weeks-into-their-eligibility/

9

Discovery Platform Overview Strategy designed to overcome the challenges of viral evolution Deeply mine human antibody repertoires induced following diverse SARS-CoV-2 exposures Pinpoint dominant sites on the viral spike protein targeted by human immune repertoire and map mutational escape routes; predict future variants via deep analysis of immune pressures Identify potent, pan-variants of concern (VOC) mAb candidates that target rare epitopes, privileged by lack of human immune pressure Select mAbs with activity against other SARS-like viruses, further increasing the barrier to escape Optimize for breadth, potency, epitope, half-life, and manufacturability Continuous monitoring, analysis, engineering and optimizing to identify a stream of novel antibodies designed to address an evolving viral threat

Ongoing Discovery Creates Continuous Flow of Pipeline Candidates with the Goal of Addressing Virus Evolution Stringent Selection Criteria High potency neutralization Breadth of coverage No polyreactivity Low viscosity Rare epitopes No sequence liabilities 100s of neutralizing mAbs not in common repertoire Continuous variant monitoring and exploration of antibody universe Steadily Growing Pool of High Potential Development Candidates to Tap as Virus Evolution Dictates

Robust Pipeline of Engineered Antibodies for Treatment and Prevention of Viral Diseases Investigational therapies are not approved for use by regulatory authorities. The safety and efficacy of pipeline candidates have not been established.

Invivyd Aims to Establish Best In Class Performance Across Five Key Disciplines Prediction of viral evolution and rational selection of privileged epitopes Candidate antibody discovery and engineering Efficient clinical development for multiple use cases and populations Flexible and highly efficient manufacturing Commercial design for a mature, large drug category, not solely a pandemic emergency

Discovery and Engineering Platform to Address COVID-19

The Beginning: Deep B Cell Mining Identifies Preliminary Binders Continuous monitoring and mining of diverse immune repertoires generates optimal starting points for engineering antibody candidates IML4041 IML4042 IML4043 IML4044 IML4045 Pre-pandemic Ctrl WT/BA.1 RBD | PE WT/BA.1 RBD | AF633 Donor ID: RBD, receptor binding domain

Invivyd Explores Vast Antibody Diversity to Identify Optimal, Complementary Candidates for Engineering


~10 million B Cells
452 RBD binders
273 cross-neutralizers
142 non-convergent clones
53 broad VOC binders
6 broad/potent /low risk escape
Multiple Candidates

Highly productive Omicron lineage campaign yielded multiple candidates for engineering optimization

RBD, receptor binding domain
VOC, variant of concern

16

INVIVYD

Unique Engineering Capability Allows for Fine Tuning and Optimization: the Recovery of Adintrevimab


Adintrevimab
NNK Diversified Library (~10^7 variants)
Affinity maturation against VOCs
VYD222
Representative FACS selections:
1 nM BA.1 S1
5 nM BA.2 RBD
Parent (ADG20)
Library
Antibody expression
Antigen binding

	WT (D614G)	Delta	Omicron BA.1	Omicron BA.2	Omicron BA.4.1
Adintrevimab	0.052	0.049	>5	>5	>5
VYD222	0.033	0.016	0.026	0.008	0.041

IC50 (µg/ml): <0.02; 0.02-0.2; 0.2-1; 1-5; >5

RBD, receptor binding domain
VOC, variant of concern

17

Data Shows Broad Neutralizing Activity Against Pre-Omicron VOCs and Omicron (+sub-lineages) VYD224 VYD222 Two Candidates Selected from Multiple Promising mAbs Identified VOC, variant of concern

Our Scale Generates Rational Combinations: NVD200 for Prevention & Treatment of COVID-19 Robust Pipeline of Engineered Antibodies for Treatment and Prevention of Viral Diseases Combination of VYD222 and VYD224 Neutralizing activity against VOCs, and SARS 1 Designed for: High potency Lack of polyreactivity Long half life Developability Patient and system ease of use Potential to resist escape Target non-overlapping epitopes of Spike RBD Conserved across coronaviruses RBD, receptor binding domain VOC, variant of concern

Continuous and Repeatable Process Designed to Address Viral Evolution 1 Procure Blood 2 Isolate B Cells 3 Sort Binders 4 Clone & Express IgGs 5 Characterize Library 6 Select & Engineer

Next Steps and Milestones

Expansion and Execution

Future Expansion

INVIVYD

Diseases where we see limitations of the human immune system

Positioned to address significant market need in seasonal influenza

- Potential annual impact of seasonal influenza[1]
  - 41 million cases
  - 710,000 hospitalizations
  - 52,000 deaths
- Vaccine efficacy ranges from 10-60%[2] and wanes within ~3 months after vaccination[3]

Invivyd engineered antibodies have potential to provide broader, more lasting protection than natural immunity

- Generated neutralizing antibodies covering 100+ years of viral evolution including animal spillovers, etc.
- Approach looks to cover all circulating H1 and H3 strains

Sources
1. https://www.cdc.gov/flu/about/burden/index.html
2. https://www.cdc.gov/flu/vaccines-work/vaccineeffect.htm
3. https://www.science.org/doi/10.1126/science.aaz8432

23

Management Team with Track Record of Success Dave Hering CEO & Director Jane Pritchett Henderson Chief Financial & Business Officer Jill Andersen Chief Legal Officer & Corporate Secretary Ellie Hershberger, Pharm.D. Chief Development Officer Becky Dabora, Ph.D. Chief Technology & Manufacturing Officer Eric Kimble Chief Commercial Officer Laura Walker, Ph.D. Co-founder & Chief Scientific Officer

Our Vision Engineered antibodies designed to protect humans from serious viral diseases, starting with COVID-19 Engineered antibodies To transcend the limits of naturally occurring immunity and provide superior protection from viral diseases Discovery platform Integrates evolutionary virology, predictive modeling, and antibody engineering with the aim of generating high-quality, long-lasting antibodies with high barrier to viral escape Initial focus on COVID-19 treatment and prevention Growing number of antibodies with the potential to provide broader, more dynamic coverage and overcome the challenge of viral evolution Iterative platform strategy Near-term COVID-19 focus, expanding into influenza and other respiratory viruses Multiple potential catalysts in next 18 months Initiation and data readouts expected from clinical trials of NVD200 for prevention and treatment of COVID-19

THANK YOU

Use Invivyd’s best-in-class discovery platform to develop engineered antibodies to provide a strong and lasting immune response against many viruses that cause upper respiratory infections. Corporate Strategy Achieve Mission in COVID-19 and Expand Beyond Develop and commercialize engineered antibodies to provide protection more durable than natural immunity against viral infectious diseases, beginning with our lead asset(s) for COVID-19. Pursue near term wins in COVID-19 in current public health emergency window Establish Invivyd as long term COVID class leader with next generation COVID-19 combo program for prevention (BLA enabled) and position company for sustained, durable product coverage Expand pipeline where there is an unmet need and weak and short-lived immunity is seen such as with seasonal influenza